Exhibit 1.7

chinadotcom corporation

For Immediate release

chinadotcom corporation to Hold Q4 and Full Year 2004 Earnings Conference Call on March 9th, 2005 at 8:00 am EDT

Hong Kong —(BUSINESS WIRE)— March 3, 2005 — chinadotcom corporation (NASDAQ: CHINA) will hold its quarterly conference call to discuss fourth quarter and full year 2004 results on Wednesday, March 9th 2005, at 8:00 am EDT. (Asian participants should note this is 9:00 pm Hong Kong time). An earnings release will precede the call, posting to the wires after 6:30 am EDT.

To listen, call the access number a few minutes before the scheduled start time of the call.

Date: Wednesday, March 9th 2005, Time: 8:00 am EDT

USA and CANADA Toll Free Number: 1-8776922592
US Toll Number: 1-9735822700
AUSTRALIA Toll Free Number: 1800003163
UK Toll Free Number: 08000689199
CHINA Toll Free Number: 108001300432
HONG KONG Toll Free Number: 800903265

Passcode: Q4 China, Call Leader: Raymond Ch’ien

This call is being webcast by CCBN and can be accessed at chinadotcom’s corporate web site at www.corp.china.com or directly at http://www.talkpoint.com/viewer/starthere.asp?Pres=109232

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About chinadotcom corporation

chinadotcom corporation (NASDAQ: CHINA; Website: www.corp.china.com) is a leading integrated enterprise software and mobile applications company in China and internationally. The company has over 1,800 employees with operations in over 14 countries.

For more information about chinadotcom corporation, please visit the website http://www.corp.china.com.

For further information, please contact:

Media Relations

Jane Cheng, Associate Director, Public Relations
Tel	:	(852) 2961 2750
Fax	:	(852) 2571 0410
e-mail	:	jane.cheng@hk.china.com

Investor Relations

Craig Celek, VP, Investor Relations
HK Tel	:	(852) 2237 7158
US Tel	:	+1 (212) 616 2160
e-mail	:	craig.celek@hk.china.com